Exhibit 10.3 Acquisition Agreement Knight Fuller and Opus International

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT

THIS AGREEMENT (hereinafter “the Agreement”), is made and entered into as of the 23rd day of July, 2004, by and between KNIGHT FULLER, INC., a Delaware corporation (hereinafter “Knight Fuller”), and OPUS INTERNATIONAL, LLC, (hereinafter “Opus International”), and provides as follows:

1.  RECITALS:

This agreement is made and entered into with reference to the following facts and circumstances:

A.  Knight Fuller  is a publicly held Delaware corporation, with authorized share capital of 1,000,000 common shares and 100 preferred shares, and with 0 preferred shares and 325,233 common shares currently issued and outstanding.

B.  Opus International is a limited liability company, organized under the laws of the state of Maryland, and is interested in obtaining a controlling interest in Knight Fuller.

           C.  The current officers of Knight Fuller are Robert E. Dixon, who holds options to purchase 33,000 shares of common stock under an option agreement dated October 3, 2003 and William G. Knuff, III, who holds options to purchase 33,000 shares of common stock under an option agreement dated October 3, 2003.  The largest shareholder of Knight Fuller is Sutter Holding Company, which holds approximately 126,000 shares of common stock.

D.  The current directors of Knight Fuller are Mr. Knuff, R. Michael Collins, who holds options to purchase 33,000 shares of common stock, pursuant to an option agreement dated April 1, 2004; and Jason K, Moore, who holds options to purchase 2,500 shares of Knight Fuller common stock.

NOW, THEREFORE, in exchange for good and valuable consideration, the parties agree as follows:

2.  ISSUANCE OF COMMON AND PREFERRED SHARES

A.  Opus shall transfer to Knight Fuller 350,469 shares of common stock of Celtron International, Inc. (OTCBB:CLTR) in exchange for 100 shares of Knight Fuller preferred stock, valued at $250,000, with a $250,000 liquidation preference, and 350,000 shares of Knight Fuller common stock, issued from the treasury of Knight Fuller.

3.  VOTING AGREEMENT AND DISTRIBUTION OF CURRENT ASSETS

A.  Immediately following closing of the transaction contemplated hereby, the sole asset of Knight Fuller will be a block of approximately 350,000 common shares of Sutter Holding Company, Inc. (OTCBB:SRHI) (the “Sutter Shares”).  It is the intention of the parties to distribute the Sutter Shares to Knight Fuller shareholders as of July 14, 2004 on a one-for-one basis.

B.  Immediately following closing of the transaction contemplated by this agreement, Opus International shall vote its shares in favor of a stock dividend distributing all the Sutter Shares to holders of Knight Fuller’s common shares as of the record date of July 14, 2004.

C.  The dividend of Sutter Shares referred to in paragraph B shall be effective upon the vote referred to therein.  The Sutter Shares will initially be restricted, unregistered securities, and will be placed into escrow for the benefit of the KFI shareholders until they are registered under the Securities Act of 1933, as amended (the “33 Act”).  The trustee for such escrow shall be Sutter Capital Management LLC.  To the extent that the Knight Fuller shareholders are accredited investors (as defined in the Securities Act of 1933, as amended), and contact the escrow agent requesting possession of their portion of the Sutter Shares, the escrow agent may, upon receipt of the appropriate representations and warranties, distribute the appropriate shares to such requesting shareholder.

4.  RIGHTS AND DUTIES OF CURRENT CONTROLLING SHAREHOLDERS

A.  Immediately upon the closing of the transactions contemplated by this agreement, the current officers and directors of Knight Fuller shall resign and shall be replaced by officers and directors nominated by Opus.

B.  The resignation of the current officers and directors of Knight Fuller shall terminate their respective employment contracts, but they shall retain the option rights as granted in their respective option agreements, and shall retain all of the common stock they now own in Knight Fuller.

C.  Should Knight Fuller hereafter file a registration statement under the Securities Act of 1933 to offer the sale of its shares to the public, upon the election of the current officers and directors, the common shares of Knight Fuller they now hold, and such shares they may purchase pursuant to the options they now hold shall be included in any such registration statement as “selling shareholders.”

5.  CONDITIONS PRECEDENT TO KNIGHT FULLER’S PERFORMANCE

The exchange of Knight Fuller stock is conditioned upon the following:

A.  The representations and warranties contained in this agreement shall have been true in all material respects when made, and, in addition, shall be true and correct in all material respects as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date (which shall be true and correct in all material respects at such time or times) and except for changes contemplated and permitted by this Agreement, with the same force and effect as if made as of the Closing Date.  Opus International shall have performed or complied in all material respects with all terms, agreements, and covenants and conditions required by this Agreement to be performed by it or prior to the Closing Date.

6.  CONDITIONS PRECEDENT TO OPUS INTERNATIONAL’S PERFORMANCE

The exchange of Knight Fuller  stock is conditioned on the following:

A.  There shall have been no material adverse change in the business or conditions (financial or otherwise) of Knight Fuller since the execution of the letter of intent between the parties.

B.  The representations and warranties contained in this agreement shall have been true in all material respects when made, and, in addition, shall be true and correct in all material respects as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date (which shall be true and correct in all material respects at such time or times) and except for changes contemplated and permitted by this Agreement, with the same force and effect as if made as of the Closing Date.  Knight Fuller  shall have performed or complied in all material respects with all terms, agreements, and covenants and conditions required by this Agreement to be performed by it or prior to the Closing Date.

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7.  REPRESENTATIONS AND WARRANTIES OF OPUS INTERNATIONAL.

Opus International hereby represents and warrants to Knight Fuller  as follows:

A.  Opus International is a limited liability company, formed and in good standing under the laws of the state of Maryland, and has the full power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein.  Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary limited liability company action on the part of Opus International, and will not contravene or violate or constitute a breach of the terms of its Articles of Incorporation, founding documents,  or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it.  Neither Opus International nor any of its members is a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement.  This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Opus International and will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms.

B.  Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which Opus International is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

C.  There are no actions, suits, proceedings, orders, investigations or claims pending or, to either Opus International’s knowledge, threatened against it, at law or in equity, or before any federal, state or other governmental body.

D.  The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

E.  All of Opus International’s assets are free and clear of security interests, liens, pledges, charge and encumbrances, equities or claims, except those obligations to shareholders and others as reported on its financial statements.

F.  Neither Opus International,  nor any of its members has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

A.

G.  The execution, delivery and performance of this agreement by Opus International  does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to either Opus International, and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Opus International.

Opus International has complied with all laws, ordinances, regulations and orders which have application to their respective businesses, the violation of which might have a material adverse effect on their respective financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of their respective business, the absence of which might have a material adverse effect on their respective financial condition or results of operations.  All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

C.

Opus International understands that (A) the Knight Fuller shares have not been registered under the Securities Act of 1933 (the “Securities Act”), nor qualified under the securities laws of any other jurisdiction, (B) the Knight Fuller shares constitute "restricted securities" for purposes of the Securities Act, (C) there are restrictions on reselling of the Knight Fuller shares unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws, unless Buyer determines that exemptions from such registration and qualification requirements are available.

D.

The KFI Shares to be acquired by Opus International pursuant to this Agreement will be acquired for Opus International’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and will not be disposed of in violation of the Securities Act or any applicable state securities laws.

E.

K.

Opus International is an "accredited investor" within the meaning of Regulation D under the Securities Act.Opus International has reviewed all of the publicly available information regarding the financial condition of Knight Fuller, Inc.  Knight Fuller’s officers and directors have also made available to Opus International, and Opus International has reviewed, certain non-publicly available information, including the Loan Agreement and related Convertible Promissory Note entered into by and between Knight Fuller, Inc. and Sutter Holding Company, Inc., on June 24th, 2004.

8.  REPRESENTATIONS AND WARRANTIES  OF KNIGHT FULLER

Knight Fuller  hereby represents and warrants as follows:

A.  Knight Fuller  is a corporation duly formed and validly existing and in good standing under the laws of the state of Delaware, it has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it, and is in good standing in every jurisdiction in which failure to qualify would have a material adverse affect on its business and financial condition, and has the corporate power to enter into and perform this agreement, subject only to the approval of its shareholders.

B.  Knight Fuller  has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein.  Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of Knight Fuller , and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents,  or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it.  Knight Fuller  is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement.  This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Knight Fuller  hereunder will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms.

C.  Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which Knight Fuller  is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

D.  The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

E.  All of Knight Fuller’s assets are free and clear of security interests, liens, pledges, charge and encumbrances, equities or claims, except those obligations to shareholders and others as reported on its financial statements.

F.  The shares of Knight Fuller  being transferred pursuant to this agreement will be validly and legally issued and not subject to any security interests, liens, pledges, charges, encumbrances or proxies of any kind.

G.  Neither Knight Fuller , nor any of its officers and directors has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

H.  The authorized share capital of Knight Fuller consists of 100 shares of preferred stock, of which none are issued and outstanding, and 1,000,000 shares of common class stock, 325,233 of which are issued and outstanding, and are owned, beneficially and of record by Knight Fuller ‘s shareholders and no other share capital of Knight Fuller  is issued and outstanding.  There are no subscriptions, options or other agreements or commitments, obligating Knight Fuller  to issue any shares or securities convertible into its shares at the date of this agreement, and there shall not be any others on the Closing Date, with the exception of the option agreements set forth in the recitals, paragraph 1C and 1D.

I.  Knight Fuller has no notes, mortgages or other obligations and agreements and  instruments for or relating to any borrowing effected by Knight Fuller, or to which any properties or assets of Knight Fuller  is subject, no leases and similar agreements under which Knight Fuller  is currently subject, and no contracts, agreements, and other instruments material to the conduct of Knight Fuller’s business.  There are no current claims or liabilities against Knight Fuller, nor are any anticipated.  As of the closing, Knight Fuller shall have no net liabilities.

J.  The execution, delivery and performance of this agreement by Knight Fuller  does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to Knight Fuller, and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Knight Fuller .

K.  Knight Fuller  has complied with all laws, ordinances, regulations and orders which have application to its business, the violation of which might have a material adverse effect on its financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of its business, the absence of which might have a material adverse effect on their respective financial condition or results of operations.  All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

L.  There are no actions, suits, and proceedings pending or threatened against or affecting Knight Fuller  or its respective properties, business, or subsidiaries, at law or in equity and before or by any federal, state or other governmental body or any arbitration board, domestic or foreign.  Knight Fuller has no knowledge or notice of, any grounds for any other action, suit or proceeding.

M.   Knight Fuller has no material outstanding payables.

N.  Opus International shall have received an opinion, dated the Closing Date, from Knight Fuller’s legal counsel, which shall be in a form and substance satisfactory to Opus International , Knight Fuller and Knight Fuller’s counsel, and which shall address the following issues:

1.  Knight Fuller is a corporation, formed and duly organized, validly existing and in good standing under the laws of the state of Delaware.  Knight Fuller has the corporate power to enter into and perform this agreement.  Knight Fuller has the corporate power to carry on its business as now being conducted.  The capitalization of Knight Fuller is as stated in such opinion, and all issued and outstanding shares of Knight Fuller are duly authorized, validly issued, fully paid and non-assessable.

2.  No provision of the founding documents or statutes of Knight Fuller, or of any mortgage, indenture, agreement, contract, or other instrument known to such counsel to which Knight Fuller is a party, will be violated or breached by the performance of this agreement, or to the knowledge of such counsel, requires the consent or authorization of any other person, firm or corporation to this agreement or that, if required, such consent or authorization has been obtained.

3.  Except for the matters referred to in this Agreement or disclosed in writing to Knight Fuller  prior to the date of this agreement, such counsel knows of no materially adverse action, suit or proceeding pending or threatened against Knight Fuller.

4.  All corporate acts and other proceedings required to be taken by Knight Fuller  to authorize the performance of this Agreement have been duly and properly taken.  This agreement constitutes the legal, valid and binding obligations of Knight Fuller, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditor’s rights generally from time to time in effect.

9.  CLOSING

 Concurrently with the Closing, Knight Fuller shall deliver certificates representing the 100 preferred shares and the 350,000 common shares (“share certificates”) to Opus.  The closing shall occur at the offices of Opus International, in Beverly Hills, California, on or before July 31, 2004, and shall be deemed to have closed upon delivery of the share certificates, voting agreement set forth in paragraph 3, and opinion of counsel set forth in paragraph 7(N) hereof.

10.  NOTICES

Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing.

11.    MISCELLANEOUS PROVISIONS:

This agreement shall be construed in accordance with the laws of the State of California.

This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as  against any party who has signed it.

The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

Knight Fuller, Inc.

/s/ Robert E. Dixon

By__________________________________

ROBERT E. DIXON, Co-Chief Executive Officer

Opus International, LLC

/s/ Stephen Hallock

By__________________________________

STEPHEN HALLOCK, Managing Member